SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              VENTURIAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of
    Schedule 14A.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
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[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

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                                 VENTURIAN CORP.
                            11111 EXCELSIOR BOULEVARD
                            HOPKINS, MINNESOTA 55343

                                 (612) 931-2500

                         NOTICE AND PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1997


                                     NOTICE

To the Holders of Common Stock of Venturian Corp:

         The Annual Meeting of Shareholders of Venturian Corp. (the "Company") will be held at the headquarters office of the Company, 11111 Excelsior Boulevard, Hopkins, Minnesota, on Wednesday, May 7, 1997 at 10:00 a.m. Minneapolis time, for the following purposes:

         1.       To elect three directors for a term of three years.

         2.       To adopt the 1996 Non-Employee Director Stock Plan.

         3. To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Company's Board of Directors has fixed the close of business on March 31, 1997 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

                                     By Order of the Board of Directors




                                     Morris M. Sherman
                                     Secretary

April 7, 1997



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY CARD.




                                 PROXY STATEMENT
                                       OF
                                 VENTURIAN CORP.

               11111 EXCELSIOR BOULEVARD, HOPKINS, MINNESOTA 55343
                         TELEPHONE NUMBER (612) 931-2500

                                                    Mailing Date: April 7, 1997


                   ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 1997

         This Proxy Statement is furnished to shareholders of Venturian Corp. (the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting of shareholders to be held at the headquarters office of the Company, 11111 Excelsior Boulevard, Hopkins, Minnesota 55343, on May 7, 1997 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

                           VOTING RIGHTS AND PROCEDURE

         Only holders of record of the Company's common stock at the close of business on March 31, 1997 are entitled to notice of and to vote at the annual meeting. As of said date, there were outstanding 750,189 shares of common stock. Each share is entitled to one vote at the meeting. Under the Company's bylaws, 33-1/3 percent of the outstanding shares are required to constitute a quorum at the meeting. The affirmative vote of a majority of the Common Shares present, in person or by proxy, and entitled to vote at the annual meeting, is required to approve the matters mentioned in the foregoing Notice of Annual Meeting of Shareholders. If a shareholder abstains from voting as to a matter, then the shares held by such shareholder shall be deemed present at the annual meeting for determining whether a quorum is present and for purposes of calculating the vote as to such matter, but will not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on a matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining whether a quorum is present but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter.

                              ELECTION OF DIRECTORS

         The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's bylaws were amended in 1994 to provide for a Board of eight directors divided into classes of three, three and two directors, respectively. The directorships do not run concurrently. Each year the terms of one class of directors expire. Directors are elected to serve until the term of their class has expired and a successor is duly elected and qualified.

         At the annual meeting, directors will be elected to hold office until the annual meeting of shareholders in 2000. The persons named in the enclosed form of proxy will vote the proxied shares for the election of the nominees listed below, unless such vote is withheld in the proxy. If, prior to the meeting, a nominee ceases to be a candidate for election because he is unable to serve, or for good cause will not serve, the proxied shares will be voted for a substitute nominee designated by the Chairman of the Board of Directors. The Board of Directors has no reason to believe that any nominee will cease to be a candidate prior to the meeting. The affirmative vote of a majority of shares represented at the meeting in person or by proxy will be required to elect the nominee for the indicated term. The Board of Directors recommends a vote FOR election of each nominee listed below.

         Set forth below is certain information concerning the nominees for director and each director whose term of office will continue after the meeting:

                                    NOMINEES

                                                  Principal Occupation or
                           Director of the         Employment and Other
    Nominee (Age)          Company Since            Directorships Held
    -------------          -------------            ------------------

TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING ON THE DATE OF THE ANNUAL MEETING OF SHAREHOLDERS IN 2000:

Morris M. Sherman (61)*     May 1988        Secretary of the Company since 1987.
                                            Mr. Sherman has been a partner in
                                            the law firm of Leonard, Street and
                                            Deinard Professional Association for
                                            more than five years.

Charles B. Langevin (51)    November 1990   Mr. Langevin was named President of
                                            Napco International Inc., a
                                            wholly-owned subsidiary of the
                                            Company, in 1996. Previously, Mr.
                                            Langevin was the Executive Vice
                                            President of Napco International
                                            Inc. for more than five years.

Richard F. McNamara (64)**  May 1994        Owner and Chief Executive Officer of
                                            Activar, Inc. for more than five
                                            years. Activar, Inc. is a
                                            mini-conglomerate consisting of
                                            seventeen companies in industrial
                                            plastics, sheet metal, the
                                            automotive after-market,
                                            construction supply, electronics and
                                            financial services. Mr. McNamara
                                            serves on the board of directors of
                                            Rimage, Inc., which designs,
                                            manufactures and sells computer
                                            diskette and digital tape
                                            duplication and finishing systems.

                  DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE

TERMS EXPIRING ON THE DATE OF THE ANNUAL MEETING OF SHAREHOLDERS IN 1998:

Debra L. Rappaport (32)     May 1994        Ms. Rappaport presently is the
                                            President of Rappaport Marketing and
                                            New Media Consultants. Ms. Rappaport
                                            was the Director of Marketing and
                                            Sales for PC Express, Inc., a former
                                            subsidiary of the Company, from
                                            October 1992 to July 1995 and Vice
                                            President of Marketing for Venturian
                                            Software, Inc., a wholly-owned
                                            subsidiary of the Company, from
                                            October 1992 through January 1995.
                                            From October 1990 to October 1992,
                                            Ms. Rappaport was a sales and
                                            marketing consultant for InterFax,
                                            Inc., which marketed interactive fax
                                            technology to companies nationally.
                                            Ms. Rappaport is the daughter of
                                            Gary B. Rappaport, Chairman of the
                                            Board, President and Chief Executive
                                            Officer of the Company.

Stuart B. Utgaard (51)**    July 1989       President, Enterprise Investments,
                                            Inc., for more than five years.
                                            Enterprise Investments, Inc.
                                            provides internal and external
                                            corporate growth consulting
                                            services.

TERMS EXPIRING ON THE DATE OF THE ANNUAL MEETING OF SHAREHOLDERS IN 1999:

Gary B. Rappaport (60)      September 1983  Chairman of the Board and Chief
                                            Executive Officer of the Company
                                            since 1983, President from 1983
                                            until March 1996 and since December
                                            1996.

Anthony S. Cleberg (44)*                    Mr. Cleberg presently is the
                                            Corporate Vice President for
                                            Business Development for Honeywell,
                                            Inc. Mr. Cleberg was the Vice
                                            President of Taxes for Honeywell's
                                            Space and Aviation Business from
                                            November 1994 to February 1995 and
                                            served as the Vice President of
                                            Finance for Honeywell's Space and
                                            Aviation Business from July 1993 to
                                            November 1994. Mr. Cleberg was the
                                            Group Controller of Honeywell's
                                            Industrial Automation and Control
                                            Division from June 1992 to July 1993
                                            and was Group Controller for
                                            Honeywell's Military Avionics
                                            Systems Group from February 1991 to
                                            June 1992.


*  Member of the Audit Committee during 1996.
** Member of the Compensation Committee during 1996.



                  INFORMATION REGARDING THE BOARD OF DIRECTORS
                           AND ITS COMMITTEES FOR 1996

         The Board of Directors met on four occasions during 1996. The Board does not have a nominating committee or any committee performing similar functions. All directors attended at least 80% of the meetings of the Board and Board Committees on which they served.

AUDIT COMMITTEE

         During 1996, the Audit Committee consisted of Morris M. Sherman and Anthony S. Cleberg, non-employee members of the Board.

         The Audit Committee provides direct communication between the Company, the independent auditors and the Board of Directors. It is intended to assure the independent auditors of the freedom, cooperation and opportunity necessary to accomplish their functions. It is also intended to assure that appropriate action is taken on the recommendations of the auditors. The Audit Committee met on two occasions during 1996.

COMPENSATION COMMITTEE; COMPENSATION COMMITTEE INTERLOCKS

         During 1996, the Compensation Committee consisted of Stuart B. Utgaard and Richard F. McNamara, non-employee members of the Board.

         The Compensation Committee sets the compensation policy for the Company, administers the Company's bonus plans, and makes recommendations to the Board of Directors. The Compensation Committee met on one occasion during 1996.

         No member of the Compensation Committee was, during the 1996 fiscal year or previously, an officer or employee of the Company, nor did any member have any relationship or transaction with the Company which is required to be reported under Item 402(j) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

         The Board of Directors has determined that all non-employee directors of the Company shall be paid an annual retainer of $4,000 each, plus (i) the sum of $500 for attendance at any meeting of the Board of Directors or Board Committee (only a single fee to be paid in case a committee meeting should fall on the same date as a meeting of the Board) and (ii) reimbursement for out-of-pocket expenses incurred in attending any such meeting. Pursuant to the Venturian Corp. 1996 Non-Employee Director Stock Plan being submitted to the shareholders for approval, and provided such approval is obtained, each non-employee director shall be granted, on the day following each annual meeting of shareholders, the lesser of 500 shares of the Company's Common Stock or the largest number of whole shares having a fair market value on such day not greater than $5,000.

         In 1996, subject to shareholder approval, each of Messrs. Sherman, McNamara, Utgaard and Ms. Rappaport have been granted 500 shares of Venturian Corp. common stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following are the only persons known to the Company to own of record or beneficially more than five percent of any class of voting securities of the Company as of March 31, 1997:

                                                                 Amount and Nature
          Title of        Name and Address of                      of Beneficial          Percentage
            Class          Beneficial Owner                          Ownership             of Class
          --------        -------------------                    -----------------        ----------
          Common        Hesperus Partners Ltd.                   80,100 (direct)(a)         10.68%
          Stock         225 W. Washington St., Suite 1650
                        Chicago, Illinois 60606

          Common        The Charles Schwab Company               44,144 (direct)(b)          5.88%
          Stock         Trustee for Venturian Group Profit
                        Sharing Plan and Trust
                        One Montgomery Street
                        San Francisco, California 94104

          Common        Gary B. Rappaport                        64,888 (direct)(c)         24.27%
          Stock         1600 Second Street South               119,599 (indirect)(d)
                        Hopkins, Minnesota 55343

          Common        Oppenheimer Group, Inc.                 49,100 (indirect)(e)         6.55%
          Stock         World Financial Center
                        New York, New York 10281

SECURITY OWNERSHIP OF MANAGEMENT

          As of March 31, 1997, individual directors, and the directors and executive officers of the Company as a group, owned shares of the Company's common stock as indicated by the following table:

                                             Amount and Nature
Title of        Name of Beneficial              Percentage
 Class          Beneficial Owner                 Ownership              of Class
--------        ------------------           -----------------          --------

Common           Gary B. Rappaport         64,888 (direct)(c)            24.27%
Stock                                     119,599 (indirect)(d)

                                                    Amount and Nature
Title of        Name and Address of                   of Beneficial           Percentage
  Class         Beneficial Owner                        Ownership              of Class
--------        -------------------                 -----------------         ----------

Common          Stuart B. Utgaard                    500 (direct)                 *
Stock

Common          Morris M. Sherman                    600 (direct)                 *
Stock

Common          Charles B. Langevin               33,650 (direct)(f)             4.33%
Stock

Common          Richard F. McNamara                  500 (direct)                 *
Stock

Common          Debra L. Rappaport                 8,835 (direct)                1.42%
Stock                                              1,845 (indirect)(g)

Common          Mary F. Jensen                     9,000 (direct)(h)             1.19%
Stock

Common          Reinhild D. Hinze                 11,027 (direct)(i)             1.46%
Stock

Common          All directors and executive      129,000 (direct)
Stock           officers as a group (11 in       121,944 (indirect)(j)          31.29%
                number including the above)

* Less than 1% of the outstanding shares.

(a) Voting and investment power with respect to these shares may be deemed shared with Sirius Partners L.P., the general partner of Hesperus Partners Ltd. and with Sirius Corporation, the general partner of Sirius Partners L.P., each of which has the same address as Hesperus Partners Ltd.

(b) These shares are owned by The Charles Schwab Trust Company ("Schwab") as trustee for the Venturian Group Profit Sharing/401(k) Plan. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Schwab is deemed to be a beneficial owner of such securities; however, Schwab expressly disclaims any beneficial interest in said shares.

(c) Includes 10,000 shares of the common stock of the Company which Mr. Rappaport could acquire (but has not yet purchased) pursuant to presently exercisable options.

(d) These shares are owned by trusts created under the will of Max E. Rappaport, deceased, for the benefit of his wife and two children (including Gary B. Rappaport, a trustee of said trusts), and by a trust created by Mr. Rappaport's mother for the benefit of his two daughters. Mr. Rappaport shares the voting and investment power with respect to said shares in his capacity as trustee or co-trustee of said trusts. Also includes 44,144 shares held by the Venturian Group Profit Sharing/401(k) Plan. Mr. Rappaport, by virtue of his position on the investment committee for the Plan, holds voting and dispositive power with respect to these shares.

(e) Beneficial ownership is reported on behalf of the parent and various subsidiaries of Oppenheimer Group, Inc., and for investment advisory clients or discretionary accounts of such subsidiaries. Oppenheimer Group, Inc. disclaims beneficial ownership of such shares.

(f) Includes 26,250 shares of the common stock of the Company which Mr. Langevin could acquire (but has not yet purchased) pursuant to presently exercisable options.

(g) These shares are owned by a trust created by Mr. Rappaport's mother for the benefit of Ms. Rappaport.

(h) Includes 7,000 shares of the common stock of the Company which Ms. Jensen could acquire (but has not yet purchased) pursuant to presently exercisable options.

(i) Includes 7,000 shares of the common stock of the Company which Ms. Hinze could acquire (but has not yet purchased) pursuant to presently exercisable options.

(j) Notes (c)-(d) and (f)-(i) are incorporated herein by this reference thereto.


                               EXECUTIVE OFFICERS

     The executive officers are elected to serve one year or until their respective successors are elected. The present executive officers are:

       Name                          Office                       Age      Officer Since
       ----                          ------                       ---      -------------
Gary B. Rappaport        Chairman of the Board,                   60          1983(1)
                         President and Chief Executive
                         Officer - Venturian Corp. and
                         Napco International Inc.

Mary F. Jensen           Chief Financial Officer - Venturian      42          1987(1)
                         Corp. and Napco International Inc.

Charles B. Langevin      Director, President of                   51          1986(1)
                         Napco International Inc.

Reinhild D. Hinze        Treasurer, Vice President                47          1985(1)
                         Operations - Napco
                         International Inc. and
                         Assistant Secretary - Venturian
                         Corp.

(1) Each of the indicated officers has been employed by the Company for more than five years.

EMPLOYMENT AGREEMENTS

     The Company has entered into an Employment Agreement with Mr. Langevin. The Agreement provides a base salary of $102,000 in 1996 and $108,000 in 1997. The employment term is two years. The Agreement is terminable for cause (as defined therein) or upon Mr. Langevin's death. In addition, the Company may terminate Mr. Langevin's employment at any time without cause upon 10 days written notice. The Agreement also includes confidentiality provisions and a one year noncompete provision.

EXECUTIVE COMPENSATION

     Set forth below is certain information concerning compensation paid for 1996 to the Chief Executive Officer and one executive officer. No other executive officer received total salary and bonus in excess of $100,000.

                                                        Long Term
                             Annual Compensation       Compensation
                             -------------------       ------------
     Name and                                                                             All Other
Principal Position             Year      Salary($)       Bonus($)      Options(#)      Compensation($)
------------------             ----      ---------       --------      ----------      ---------------

Gary B. Rappaport              1996       125,000             --               --         8,549(1)
Chairman of the Board          1995       125,000             --               --         9,200(1)
of Directors, President,       1994       117,187             --               --         27,726(1)
Chief Executive Officer

Charles B. Langevin            1996       102,000         14,708           25,000           950(2)
President                      1995        92,214         42,180               --           576(2)
Napco International Inc.       1994        92,217         14,000               --           461(2)


(1) Includes amounts contributed by the Company pursuant to the matching provisions of its Profit Sharing/401(k) Plan ($950, $781 and $299 in 1996, 1995 and 1994, respectively), the benefit to Mr. Rappaport in connection with a split dollar insurance policy on the life of Mr. Rappaport which is funded by the Company ($7,599, $8,419 and $10,427 in 1996, 1995 and 1994,
     respectively) and, with respect to 1994, the payment of a $10,000 fee in consideration for providing a personal guarantee for certain debt which the Company incurred. The benefits to Mr. Rappaport were computed using the "foregone interest" method, which measures the difference between the Company's current premium payment and the present value of its recovery of such premium, utilizing a discount rate of 6.74%, 6.28% and 6.83% for 1996, 1995 and 1994, respectively.

(2) Consists of amounts contributed by the Company pursuant to the matching provisions of its Profit Sharing/401(k) Plan.

     Certain expenditures made by the Company in the ordinary course of business may have provided officers and directors of the Company with incidental personal benefits not available to other employees. The aggregate amount of such other compensation with respect to any named individual did not equal or exceed the lesser of $50,000 or 10% of the compensation reported for such person.


                        OPTION GRANTS IN LAST FISCAL YEAR


                        NUMBER OF      PERCENT OF                                     POTENTIAL REALIZABLE
                        SECURITIES     TOTAL OPTIONS                                  VALUE AT ASSUMED
                        UNDERLYING     GRANTED TO                                     ANNUAL RATE OF STOCK
                        OPTIONS        EMPLOYEES IN     EXERCISE        EXPIRATION    PRICE APPRECIATION FOR
NAME                    GRANTED(#)     FISCAL YEAR      PRICE ($/Sh)    DATE          OPTION TERM
----                    ----------     -------------    ------------    ----------    ----------------------
                                                                                         5%            10%
                                                                                      -------       --------
Charles B. Langevin       25,000           20.0%           $5.75        2/22/2006     $90,404       $229,100



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The persons named in the Annual Compensation table did not exercise any stock options or stock appreciation rights during the last fiscal year. As of December 31, 1996, stock options which remain unexercised had the following values, based on the difference between the option exercise price and the closing price of the Company's common stock on December 31, 1996 as quoted in the National Association of Securities Dealers Automated Quotation System.

                                         Number of  Unexercised         Value of Unexercised  in-the-
                                         Options at Year-End            Money Options at Year-End
           Name           Options        Exercisable/Unexercisable      Exercisable/Unexercisable
           ----           -------        -------------------------      -----------------------------
Gary B. Rappaport         10,000              10,000/---                     $ 0/--

Charles B. Langevin       32,500              26,250/6,250                   45,469/14,844


                          COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is designed to attract, motivate, reward and retain the management talent needed to achieve its business objectives.

     It does this by providing incentives to achieve Company objectives, by rewarding executives for exceptional financial performance by the Company, by recognizing superior individual achievement and by utilizing competitive base salaries.

     Accordingly, assessments of both individual and corporate performance influence executives' compensation levels, although the emphasis to date has been on corporate performance. This includes the ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on corporate performance. Compensation decisions for all executives, including the Chief Executive Officer, are based on the same criteria.

     There are three major current components of the Company's compensation program: Base Salary, Short Term Incentive Awards and Long Term Incentive Compensation.

BASE SALARY

     A competitive base salary is vital to support the philosophy of management development and career orientation of executives and is consistent with the long-term nature of the Company's business.

     Salary levels and adjustments to salaries are a result of annual reviews of competitive positioning (how the Company's salary structure for comparable positions compares with that of other companies), business performance and general economic factors. There is no specific weighting of these factors. Executive officers receive an annual performance review and, based upon such review, may receive an adjustment in base salary. Mr. Langevin received an increase in base salary from $92,214 to $102,000 in 1996. No other executive officer received an increase in base salary in 1996.

SHORT TERM INCENTIVE AWARDS

     Short term incentive awards to executives are granted in cash pursuant to the Company's bonus plans to recognize contributions to the business.

     The bonus plans, which are adopted annually, set profitability goals for each subsidiary. Other goals, such as reducing inventory and receivables, may be set as well. The specific bonus an executive receives is primarily dependent on overall performance of the subsidiary for which such executive has responsibility. Assessment of an individual's relative performance is made annually based on a number of factors which include initiative, business judgment, technical expertise and management skills.

LONG TERM INCENTIVE PLANS

     The Compensation Committee believes that it is important for the Company's executive officers to focus not just on short term achievements, but on the long term financial health and development of the Company. Accordingly, the Committee may utilize awards of incentive stock options. In 1996 the Committee granted an aggregate of 75,000 incentive stock options to 29 employees, of which amount executive officers were granted an aggregate of 35,000 options.


                                              Stuart B. Utgaard
                                              Richard F. McNamara


                    TRANSACTIONS WITH CERTAIN RELATED PARTIES

     As of December 31, 1996, loans totaling $191,518 under the Company's Loan Program for Key Executive Officers were outstanding from its executive officers, of which $120,268 was loaned to Mr. Rappaport, $40,000 was loaned to Mr. Langevin, $21,875 was loaned to Ms. Hinze and $9,375 was loaned to Ms. Jensen. The loans are secured by 20,095 shares of the Company's common stock, which had an aggregate market value of $241,140 on March 31, 1997.

                          SHARE INVESTMENT PERFORMANCE

     The following graph shows changes over the past five-year period in the value of $100 invested in: (1) the Company's Common Stock; (2) the NASDAQ Index; and (3) an industry group of 41 multi-industry companies, not including the Company. The industry group consists of companies which have been publicly traded at least since January 1, 1991.

     The year-end values of each investment are based on share price appreciation plus dividends paid in cash, assuming the reinvestments of dividends. The calculations exclude trading commissions and taxes.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
          OF THE COMPANY, AN INDUSTRY GROUP AND THE NASDAQ MARKET INDEX


                     1991      1992      1993       1994      1995      1996
                     ----      ----      ----       ----      ----      ----

Venturian Corp.      100       155.65    119.93      95.11     82.71    134.40

Industry Group       100       111.69    136.49     130.49    175.13    216.43

NASDAQ Index         100       100.98    121.13     127.17    164.96    204.98



                  ADOPTION OF NON-EMPLOYEE DIRECTOR STOCK PLAN

     The Board of Directors of the Company recommends the adoption of the Venturian Corp. 1996 Non-Employee Director Stock Option Plan (the "Plan"). The Plan was adopted by the Board of Directors in May 1996.

     The Plan provides for the automatic grant of shares to non-employee directors ("Director Shares"). Subject to adjustment as provided in the Plan, the maximum number of Common Shares which can be granted under the Plan is 10,000. In the event of a change in corporate structure or capitalization affecting the Company's Common Shares, the maximum number of shares available under the Plan and subject to outstanding options will be adjusted accordingly. The purpose of the Plan is to advance the interests of the Company and its shareholders by allowing the Company to better attract and retain the best available persons for service as members of the Board of Directors and to provide additional incentive to the non-employee directors to continue to serve by affording them an opportunity to acquire a proprietary interest in the Company. The Plan terminates on the earlier of: (i) May 9, 2001, (ii) the decision of the Board of Directors to discontinue the Plan, or (iii) the grant of all shares authorized under the Plan.

     The Plan has the following features:

ADMINISTRATION.

     The Plan is to be administered by the Board of Directors of the Company. The board may authorize the Compensation Committee, consisting of at least two directors, to exercise the powers conferred under the Plan, other than the powers to amend or terminate the Plan.

     Neither the Board nor the Compensation Committee may exercise any discretion regarding to whom Director Shares will be granted, when they will be granted or the number of Director Shares to be granted.

ELIGIBILITY AND GRANTS.

     Each member of the Board of Directors is eligible to participate in the Plan provided that the member is not currently, and has not during the previous 12-month period been, an employee of the Company or any of its subsidiaries.

     Each eligible non-employee Director who was a Director of May 9, 1996 and automatically received an initial grant of 500 shares. Thereafter, following each annual meeting of shareholders of the company, each non-employee Director automatically receives a grant of the lesser of 500 shares or the largest number of whole shares having a fair market value not in excess of $5,000. Fair market value of a Common Share is the average of the bid and asked price or the closing price, as appropriate of the Common share as reported in the National Association of Securities Dealers.

AMENDMENT.

     The Board of Directors may amend or discontinue the Plan at any time, provided, however, the Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. In addition, the Board may not take any action without shareholder approval if such action would (i) increase by more than 10% the number of Common Shares issuable under the Plan (not including increases to reflect stock splits and stock dividends), (ii) change the eligibility requirements, or (iii) materially increase the benefits which may accrue to participants under the Plan.

TERMS OF OUTSTANDING DIRECTOR OPTIONS.

     Subject to shareholder approval, each of Messrs. Sherman, McNamara, Utgaard and Ms. Rappaport have received grants of 500 Common Shares under the Plan.

     As of March 31, 1997, the aggregate market value of the 2,000 Common Shares granted under the Plan was $24,000, based on the average of the bid and asked prices for a Common Share as quoted in the National Association of Securities Dealers Automated Quotation System.

EFFECT ON FEDERAL INCOME TAXATION.

     Generally, the acquisition of Common Shares under the Plan will result in ordinary income to the recipient as of the date of issuance in an amount equal to the fair market value of the Common Shares at such date. The Company will generally be entitled to a deduction in an identical amount.

     The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan. The full text of the Plan is available to any shareholder who desires a copy, upon written request to the Company, attention: Mary Jensen, 11111 Excelsior Boulevard, Hopkins, Minnesota 55343.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE VENTURIAN CORP. 1996 NON-EMPLOYEE DIRECTOR STOCK PLAN. A majority of the shares represented at the annual meeting must be cast in favor of the Plan for it to be adopted.

     The following table shows the benefits to be received by non-employee directors under the Plan.

                                NEW PLAN BENEFITS

NAME AND POSITION                   DOLLAR VALUE($)*    NUMBER OF UNITS
-----------------                   ----------------    ---------------

All current directors who are not       16,250                2,000
executive officers as a group (5
persons)

* Represents the value of the 2,000 shares received by non-employee directors in 1996, based on the closing price of a share of common stock on December 31, 1996.

     In 1997, based on the closing price as of March 31, 1997, the Company will issue 416 shares to each of its non-employee directors.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of Grant Thornton, independent certified public accountants, has been engaged to audit the books and accounts of the Company for its fiscal year ending December 31, 1996. Grant Thornton has served as auditors of the Company and its predecessor since 1970.

     The Company expects that a representative of Grant Thornton will be present at the annual meeting of shareholders and will have an opportunity to make any statement he deems appropriate. Further, said representative will be available at the meeting to respond to appropriate questions. There will be no shareholder vote with respect to engagement of independent certified public accountants, because the Board of Directors has not yet made a decision regarding the selection of auditors for the Company's fiscal year ending December 31, 1997.

                             SOLICITATION OF PROXIES

     The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and regular employees of the Company by telephone or telegraph.

     Proxies in the form enclosed are solicited by the Board of Directors. Any shareholder giving a proxy in such form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the meeting.

     The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of its common stock.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers, certain employees and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during fiscal 1996 and written representations that no other reports were required, all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent shareholders were satisfied during fiscal 1996, except that Messrs. Sherman, McNamara, Utgaard and Ms. Rappaport each filed a Form 4 late.

                              SHAREHOLDER PROPOSALS

     Any shareholder desiring that the Company include a specific proposal in its Proxy Statement for its next annual meeting of shareholders must submit the same to the Company, in writing, no later than December 9, 1997.

                                  MISCELLANEOUS

     Management is not aware that any other matter will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons designated as proxies to vote the proxied shares in accordance with their best judgment.

     The Company's annual report for the year 1996 has been mailed with this Proxy Statement.

     It is important that proxies be returned promptly. Shareholders who do not expect to attend the meeting in person are urged to sign, date and mail the proxy by return mail.

     By order of the Board of Directors.



                                                             Morris M. Sherman
                                                                     Secretary

April 7, 1997



VENTURIAN CORP.
PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Venturian Corp.
11111 Excelsior Boulevard           Annual Meeting of Shareholders, May 7, 1997
Hopkins, Minnesota 55343

                                    The undersigned hereby appoints Morris M.
                                    Sherman and Mary F. Jensen, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of VENTURIAN CORP. (the "Company"), to be held at the headquarters office of the Company, 11111 Excelsior Boulevard, Hopkins, Minnesota 55343, on Wednesday, May 7, 1997 at 10:00 A.M., local time, and any adjournment thereof, and thereat to vote the undersigned's shares of stock in the Company as follows and in their discretion upon any other business that may properly come before the meeting.


1. Election of three directors for a three-year term expiring on the date of the annual meeting in 2000 as set forth below and until their successors are elected.


     [ ] FOR all the nominees listed       [ ] WITHHOLD AUTHORITY for all
         below                                 nominees

           Morris M. Sherman, Charles B. Langevin, Richard F. McNamara


         To withhold authority for any individual nominee(s), write name(s) below:

         ----------------------------------------------------------------------

2.       Adoption of the Venturian Corp. 1996 Non-Employee Director Stock Plan.


         [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN


         This proxy when properly executed will be voted in the manner specified herein by the undersigned stockholder. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


PLEASE MARK, SIGN, DATE AND RETURN      Please sign exactly as name appears at
                                        left. When the shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        DATED: ___________________________, 1997



                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature



      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                                ENCLOSED ENVELOPE



                                Appendix to Venturian Corp. 1997 Proxy Statement


                                 VENTURIAN CORP.
                           1996 NON-EMPLOYEE DIRECTOR
                                   STOCK PLAN

1.       Purpose of Plan

         This Plan shall be known as the "Venturian Corp. 1996 Non-Employee Director Stock Plan" and is hereinafter referred to as the "Plan." The purposes of the Plan are to attract and retain the best available personnel for service as directors of Venturian Corp. (the "Company") and to provide additional incentive to the non-employee directors to continue to serve on the Board of Directors by affording them an opportunity to acquire a proprietary interest in the Company. It is intended that these purposes be effected through the granting of stock as provided herein.

2.       Stock Subject to Plan

         The stock to be subject to the Plan shall be shares of the Company's authorized Common Stock, par value $1.00 per share (the "Shares"). Subject to the adjustment as provided in Section 7 hereof, the maximum number of Shares for which grants may be made under this Plan shall be 10,000 Shares. Any Shares which, for any reason, are cancelled or redeemed shall be again available for grant during the term of the Plan.

3.       Administration of Plan

         The Plan shall be effective as of May 9, 1996, according to the terms and conditions herein, and subject to subsequent approval by the shareholders of the Company. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may authorize the Compensation Committee thereof, consisting of at least two (2) members appointed by the Board (the "Committee"), to exercise the powers conferred on the Board under the Plan, other than the power under Section 8 hereof to amend or terminate the Plan.

         The interpretation and construction by the Board or Committee of any provisions of the Plan shall be final. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4.       Eligibility and Grant

         Each member of the Board who is not, and has not during the immediately preceding 12-month period been, an employee of the Company or any subsidiary of the Company shall automatically be a participant (a "Participant") in the Plan.

         Subject to Section 10 hereof, each Participant is hereby granted 500 Shares. Each Participant shall also be granted, on the day following the Company's Annual Meeting of Shareholders, that number of Shares equal to the lesser of (x) 500 Shares or (y) the largest number of whole Shares having a fair market value on such day not in excess of $5,000.

5.       Fair Market Value

         The "fair market value" on a specified date shall mean the average of the bid and asked prices or the closing price, whichever is appropriate, at which a Share is traded on the over-the-counter market, as reported in the National Association of Securities Dealers Automated Quotation System, or the closing price for a Share on the stock exchange, if any, on which Shares are primarily traded, but if no Shares were traded on such dates, then on the last previous date on which a Share was so traded or, if none of the above is applicable, the value of a Share as established by the Board for such date using any reasonable method of valuation.

6.       Requirements

         (a) The grant of Shares may be contingent upon receipt from the Participant of a representation that the Participant is acquiring the Shares for investment and not with a view to distribution thereof. Certificates for Shares so issued may be restricted as to transfer upon advice of legal counsel that such restriction is appropriate to comply with applicable securities laws and shall be appropriately legended

         (b) The grant of Shares hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Shares will not violate any state or federal securities or other laws. The Company may, in its sole discretion, defer the effectiveness of any grant hereunder in order to permit registration or an exemption from registration for such issuance of Shares for the purpose of compliance with applicable federal and state securities laws.

         (c) Nothing in the Plan or in any agreement hereunder shall confer on any Participant any right to continue as a director of the Company or affect, in any way, the right of the Company to terminate his or her service as a director at any time.

         (d) If the Board (excluding the Director accused of misconduct) determines that the Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules or policies resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, then the Participant shall forfeit his or her Shares to the Company. In making such a determination, the Board (excluding the Director accused of such misconduct) shall give the Participant an opportunity to appear and present evidence on the Participant's behalf at a hearing before the Board.

7.       Dilution or other Adjustments

         If there shall be any change in the Shares of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments in the Plan shall be made by the Board. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of Shares subject to the Plan, in order to prevent dilution or enlargement of rights hereunder.

8.       Amendment or Discontinuance of Plan

         The Board may amend or discontinue the Plan at any time provided, however, that the Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. No amendment of the Plan shall, without shareholder approval: (i) increase by more than 10% the number of Shares issuable under the Plan as provided in Section 2 hereof (not including increases to reflect stock splits and stock dividends); (ii) change the eligibility requirements in Section 4 hereof; or (iii) materially increase the benefits which may accrue to participants under the Plan.

9.       Termination of Plan

         Unless the Plan shall have been discontinued as provided in Section 8 hereof, or all Shares authorized hereunder shall have been granted, the Plan shall terminate on May 9, 2001. No grant may be made after such date, but termination of the Plan shall not alter or impair any rights or obligations of the Company or the Participant under any grant.

10.      Shareholder Approval

         The Plan shall be null and void, and each grant hereunder shall be null and void, if the shareholders of the Company shall not have approved the Plan prior to May 9, 1997. In the event such shareholder approval is not so obtained, any Shares granted hereunder shall be forfeited to the Company.